UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 8, 2017

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

On February 8, 2017, Global Net Lease, Inc. (the “Company”) issued a press release. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01.   Other Events.

On February 8, 2017, the Company announced that its Board of Directors has approved a reverse stock split of the Company’s common stock and its outstanding units (“OP Units”) of its operating partnership, Global Net Lease Operating Partnership. L.P. at a ratio of 1-for-3 (the “Reverse Stock Split”). The Reverse Stock Split is expected to take effect at approximately 5:00 p.m. Eastern time on February 28, 2017 (the “Effective Time”). Accordingly, at the Effective Time, every three issued and outstanding shares of common stock will be converted into one share of common stock and every three OP Units will be converted into one OP Unit. In addition, at the market open on March 1, 2017, the common stock will be assigned a new CUSIP number.

As a result of the Reverse Stock Split, the number of outstanding shares of the Company’s common stock will be reduced from approximately 199.0 million to approximately 66.3 million. The Reverse Stock Split will not affect the timing of the payment of the Company’s previously announced March 2017 dividend, which will continue to be paid on March 15, 2017 to stockholders of record at the close of business on March 8, 2017. Stockholders of record will receive the same March dividend payment but adjusted to reflect the Reverse Stock Split equal to $0.1775 per share.

No fractional shares or OP Units will be issued in connection with the Reverse Stock Split. Instead, cash will be paid in lieu of any fractional share that would have otherwise resulted from the Reverse Stock Split. No payments will be made in respect of any fractional OP Units. The Reverse Stock Split will apply to all of the Company’s outstanding shares of common stock and therefore will not affect any stockholder’s relative ownership percentage. Stockholders will be receiving information from the Company’s transfer agent regarding their stockholdings following the Reverse Stock Split as well as any cash in lieu payments that may result from the Reverse Stock Split. Stockholders are not required to take any action to effectuate the exchange of their stock.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2017	By:	/s/ Scott J. Bowman
		Name:	Scott J. Bowman
		Title:	Chief Executive Officer and President